UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 8, 2004

Delphi Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14787	38-3430473

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5725 Delphi Drive, Troy, MI	48098

(Address of Principal Executive Offices)	(Zip Code)

(248) 813-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
SIGNATURE

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On December 8, 2004 the Compensation Committee of the Board of Directors of Delphi Corporation (the “Company”), after reviewing industry and market trends for board compensation and information provided by its independent compensation consultant, amended and restated the Company’s Deferred Compensation Plan for Non-Employee Directors (the “Plan”). The amendment to the Plan adds a minimum share holding requirement that must be satisfied prior to a director being able to receive any portion of his or her annual compensation in cash. Prior to amendment the Plan provided that a significant portion of the director’s annual fees (60% for 2003 and 2004) were paid in common stock units. The remaining portion of each director’s annual fees was payable in cash but at the option of the director could be deferred and converted into additional common stock units. All common stock units accrued dividend equivalents in the form of additional common stock units until the director no longer served on the Board, at which time the value of the total common stock units held by the director was paid to him or her in cash. Historically, including throughout 2004, the directors have all elected to defer the cash portion of their fees into additional common stock units.

     Because the Company and the Compensation Committee continue to believe that a significant component of directors’ compensation should be linked to the value of the Company’s stock so as to align director interest with shareholders, the Plan has been amended to add a minimum share holding requirement based on three times the value of each director’s total annual compensation and the historical value of the Company’s common stock. Until a director has satisfied his or her minimum holding requirement, 60% of such director’s annual compensation (two-thirds for the lead non-employee director) will be delivered in the form of common stock units with payout automatically deferred until he or she no longer serves on our Board. Once a director has satisfied his or her minimum holding requirement, the director may receive up to 50% of his compensation in cash, paid quarterly. At this time, all but one of the Company’s non-employee directors has satisfied the minimum holding requirement.

     Under the amended Plan, a director may still elect to defer all or a portion of compensation that he or she is entitled to receive in cash into additional common stock units. Minor changes are being made to the manner and timing of such deferral election to comply with the recently enacted American Jobs Creation Act of 2004 (the “Act”).

     The foregoing description is a summary only of the material terms of the amendment to the Plan and should be read in conjunction with terms of the amended and restated Plan. The existing plan was included as Exhibit (10)(l) to the Company’s Form 10-K for the fiscal year ended December 31, 2003. The amended and restated Plan will be filed either as an exhibit to the Company’s next quarterly filing or as an amendment to this Form 8-K. The Company is awaiting publication of final regulations to be promulgated by the U.S. Treasury under the Act before finalizing the amended and restated Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI CORPORATION (Registrant)

Date: December 14, 2004	By:	/s/ JOHN D. SHEEHAN

(John D. Sheehan, Chief Accounting Officer and Controller)